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                                                                    EXHIBIT 99.2
Exhibit 99.2 Restated Pro Forma Financial Information

On June 30, 1998, INTERLINQ Software Corporation completed the acquisition of Logical Software Solutions Corporation. Under the terms of the acquisition, substantially all of the assets and business of LSSC were acquired for $3,600,000 in cash and 233,334 unregistered shares of common stock of the Company, valued at approximately $1,400,000. The stock is subject to vesting over six years (with certain accelerated vesting provisions). The Company incurred direct acquisition costs of approximately $400,000 related to this transaction. The acquisition was accounted for using the purchase method of accounting.

The following Unaudited Pro Forma Condensed Consolidated Statement of Operations ("Pro Forma Statement of Operations") for the year ended June 30, 1998, gives effect to the acquisition of LSSC as if it had occurred on July 1, 1997. The Pro Forma Statement of Operations is based on historical results of operations of INTERLINQ and LSSC for the year ended June 30, 1998. LSSC's fiscal year ended on December 31, 1997, and as such the information presented has been conformed to the June 30, 1998, fiscal year end of the Company. The Pro Forma Statement of Operations and the accompanying notes ("Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements and notes thereto of INTERLINQ.

Subsequent to the filing with the Securities and Exchange Commission of its Annual Report on Form 10-K for the year ended June 30, 1998, and its Current Report on Form 8-K/A dated June 30, 1998, (as filed previously on September 14, 1998) the Company's management, based on discussions with the Staff of the Commission, determined that issues existed regarding (a) the Company's accounting for its acquisition of Logical Software Solutions Corporation ("LSS") and specifically the charge for in-process research and development that the Company recorded on the date of acquisition, and (b) the Company's accounting for the valuation allowance placed on its deferred tax assets.
The intangible assets of LSS, included in-process technology, among other assets, which was related to research and development that had not reached technological feasibility and for which there was no alternative future use. Pursuant to applicable accounting pronouncements, the amount of the purchase price allocated to this technology was expensed. In previously issued financial statements, the Company recorded a write-off for in-process research and development of $3,615,304 for the fiscal year ended June 30, 1998. After discussions with the Staff of the Commission, the Company has reduced the amount of the write-off to $1,349,616. This resulted in a corresponding increase to goodwill, which is being amortized over its useful life of four years on a straight-line basis. As a result of the significant decrease in the amount of acquired in-process research and development, there was also a significant decrease in the corresponding deferred tax asset. Given this decrease, the Company has determined that a valuation allowance is no longer necessary.

The Pro Forma Financial Information is intended for information purposes only and is not necessarily indicative of the combined results that would have occurred had the acquisition taken place on July 1, 1997, nor is it necessarily indicative of results that may occur in the future.
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                                                                    EXHIBIT 99.2


                         INTERLINQ SOFTWARE CORPORATION
        RESTATED UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1998


                                                                                PRO FORMA
                                       INTERLINQ             LSSC              ADJUSTMENTS             PRO FORMA
                                      ---------------------------------------------------------------------------
Total net revenues                    $ 18,346,393       $  1,131,224          $         --          $ 19,477,617
Total cost of revenues                   5,082,557            941,665                (1,532)(a)         6,022,690
                                      ---------------------------------------------------------------------------
       Gross margin                     13,263,836            189,559                 1,532            13,454,927

Operating expenses:
   Product development                   1,608,840            103,085                    --             1,711,925
   Sales and marketing                   5,674,475            212,815                    --             5,887,290
   General and administrative            3,754,222            375,098               (30,000)(b)         4,099,320
   Purchase of in-process R&D            1,349,616                               (1,349,616)(c)                --
   Amortization of goodwill
    and other intangible assets                                                     847,590 (d)           847,590
                                      ---------------------------------------------------------------------------
      Total operating expenses          12,387,153            690,998              (532,026)           12,546,125
                                      ---------------------------------------------------------------------------
      Operating income (loss)              876,683           (501,439)              533,558               908,802

Net interest and other income
   (expense)                               744,865               (903)                   --               743,962
                                      ---------------------------------------------------------------------------
   Income (loss) before
     income taxes                        1,621,548           (502,342)              533,558             1,652,764
   Income tax expense                      616,066                 --                (4,543)(e)           611,523
                                      ---------------------------------------------------------------------------
      Net income (loss)               $  1,005,482       $   (502,342)         $    538,101          $  1,041,241
                                      ===========================================================================

Net income per sahre -
   basic                              $        .19                                                   $        .19
Net income per share -
   diluted                            $        .19                                                   $        .19

Shares used to calculate basic
   net income per share                  5,213,000                                                      5,446,000(f)

Shares used to calculate diluted
   net income per share                  5,376,000                                                      5,609,000(f)



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                                                                    EXHIBIT 99.2


                         INTERLINQ SOFTWARE CORPORATION
 NOTES TO THE RESTATED UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

(a) The pro forma adjustment represents $231,325 of amortization of capitalized software acquired, less $232,857 of amortization included in the historical financial statements of LSSC. Total capitalized software acquired was $777,110 which has an estimated useful life of four years.

(b) The pro forma adjustment represents the elimination of $30,000 of direct transaction related costs incurred by LSSC.

(c) The pro forma adjustment represents the purchase of in-process R&D. This item has been excluded from the pro forma results of operations as it is not expected to have a continuing impact on INTERLINQ's results of operations. Purchase of in-process R&D represents a one-time charge incurred by the Company upon acquisition of LSSC. The Company believes that the technology obtained in this acquisition requires significant enhancements so that it may be successfully integrated with the existing MortgageWare products and so that it may successfully compete in the Enterprise Application Integration market, and has no future alternative uses. As such, $1,349,616 of the purchase price was recorded as in-process R&D and expensed on the date of acquisition.

(d) The pro forma adjustment represents an addition to operating expenses of $847,590 for the amortization of goodwill and other intangible assets. Goodwill and other intangible assets acquired totaled $3,198,021 and are being amortized over their estimated useful lives of three to four years.

(e) The pro forma adjustment reflects the tax benefit of losses incurred by LSSC offset by additional tax expense associated with the pro forma adjustments for the period presented.

(f) Pro forma basic and diluted net income per share is computed by dividing the pro forma net income by the pro forma weighted average number of common shares outstanding and the weighted average common and common equivalent shares outstanding, respectively.

    The following table reconciles shares used to compute historical basic and diluted net loss per share to shares used to compute pro forma basic and diluted net income per share (rounded):

             Shares used to compute historical basic
               and diluted net loss per share              5,213,000

             Impact of shares issued in acquisition -
               assumed outstanding from July 1, 1997         233,000

                                                           ---------
             Shares used to compute pro forma basic
               net income per share                        5,446,000

             Impact of INTERLINQ common equivalent
               shares outstanding                            163,000

                                                           ---------
             Shares used to compute pro forma diluted
               net income per share                        5,609,000



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